SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 2, 2002

United Park City Mines Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-3753 (Commission File Number)	87-0219807 (IRS Employer Identification #)

P.O. Box 1450, Park City, UT 84060

(Address of Principal Executive Office)

(801) 649-8011

(Registrant's telephone number, including area code)

Item 5. Other Events

On August 26, 2002, United Park City Mines Company (the "Company") executed an Agreement and Plan of Merger (the "Agreement") by and among the Company, owners of more than a majority of the Company's stock ("Majority Stockholders"), Capital Growth Partners, LLC ("CGP") and CGP Acquisition, Inc. ("CGP Acq."). In a press release dated October 2, 2002, the Company and the Majority Stockholders announced they had terminated the Agreement since CGP did not close pursuant to the terms of the Agreement. The press release is attached hereto as Exhibit 99.1.

Item 7. Exhibits

(c)

99.1 Press Release announcing the termination of the Agreement dated October 2, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARK CITY MINES COMPANY

By: /s/ Michael R. Salmond

Michael R. Salmond

Chief Financial Officer

Dated: October 2, 2002

Index to Exhibits

99.1 Press Release announcing the termination of the Agreement dated October 2, 2002